Exhibit 99.1

National Bank Holdings Corporation Announces

Second Quarter 2023 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the year		For the year - adjusted (1)
	2Q23	1Q23	2Q22	2023	2022	2023	2022
Net income ($000's)	$32,557	$40,283	$20,362	$72,840	$38,714	$72,840	$39,682
Earnings per share - diluted	$0.85	$1.06	$0.67	$1.91	$1.27	$1.91	$1.30
Return on average tangible assets(2)	1.45%	1.80%	1.16%	1.63%	1.11%	1.63%	1.14%
Return on average tangible common equity(2)	17.24%	20.86%	11.64%	19.05%	10.97%	19.05%	11.24%

(1)	See non-GAAP reconciliations starting on page 13.
(2)	Ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased to deliver quarterly earnings of $0.85 per diluted share and a solid return on average tangible common equity of 17.24%. Year-to-date net income increased $34.1 million or 88% over the prior year period to $72.8 million, or $1.91 per diluted share. We continue to adhere to solid, disciplined approaches that limit concentrations in our loan book and our depositor base. Our credit quality remains strong with just two basis points of annualized net charge-offs. We maintain diversified funding sources and grew our core deposits by 29% annualized during the second quarter.”

Mr. Laney added, “During the quarter, we seamlessly integrated our Cambr acquisition into the NBH family. This strategic acquisition has provided us with a unique funding source of core deposits and further diversified our fee income capabilities. We believe our strong Common Equity Tier 1 capital ratio of 11.08% and our ample liquidity position serve as a source of strength in any economic environment.”

Second Quarter 2023 Results

(All comparisons refer to the first quarter of 2023, except as noted)

Net income totaled $32.6 million or $0.85 per diluted share, compared to net income of $40.3 million or $1.06 per diluted share during the first quarter of 2023. Fully taxable equivalent pre-provision net revenue totaled $44.1 million during the second quarter, compared to $52.7 million. The return on average tangible assets totaled 1.45%, compared to a return of 1.80% during the first quarter, and the return on average tangible common equity totaled 17.24%, compared to the first quarter return of 20.86%.

Net Interest Income

Fully taxable equivalent net interest income totaled $91.2 million, compared to $96.3 million in the prior quarter, as an increase in loan interest income was more than offset by an increase in the cost of funds. The fully taxable equivalent net interest margin narrowed 32 basis points to 4.07% as the 22 basis point increase in earning asset yields was more than offset by a 58 basis point increase in the cost of funds. Average earning assets increased $96.2 million, primarily driven by loan growth. The cost of funds totaled 1.48%, compared to 0.90% during the first quarter.

Loans

Total loans increased $69.1 million or 3.8% annualized to $7.4 billion at June 30, 2023. We generated quarterly loan fundings totaling $362.3 million with a weighted average new loan origination rate of 8.2%.

Asset Quality and Provision for Credit Losses

The Company recorded $1.7 million of provision expense for credit losses, compared to $0.9 million in the prior quarter. The current quarter’s provision expense was driven by loan growth and higher reserve requirements. Annualized net charge-offs totaled 0.02% of average total loans during the second quarter, compared to 0.01% in the prior quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDMs) was 0.45% of total loans, compared to 0.13% in the prior quarter, and non-performing assets was 0.50% of total loans and OREO, compared to 0.18%. The allowance for credit losses as a percentage of loans increased two basis points to 1.25% at June 30, 2023.

Deposits

We maintain a granular and well diversified deposit base with no exposure to venture capital or crypto deposits. Average total deposits increased $272.1 million, or 14.2% annualized, to $8.0 billion during the second quarter 2023, compared to $7.7 billion during the first quarter 2023. The loan to deposit ratio totaled 91.3% at June 30, 2023. Average transaction deposits (defined as total deposits less time deposits) increased $213.4 million to $7.0 billion.

We improved our balance sheet funding mix during the second quarter and utilized the funding provided by the quarter’s deposit growth to pay down $615.0 million of Federal Home Loan Bank advances. The mix of transaction deposits to total deposits increased eight basis points to 87.9% at June 30, 2023.

Non-Interest Income

Non-interest income totaled $13.8 million during the second quarter, compared to $14.7 million. Included in other non-interest income during the quarter was $4.1 million of impairments related to venture capital investments classified as non-marketable securities. Excluding these impairments, non-interest income increased $3.3 million largely due to the addition of $1.2 million of Cambr fee income, $0.8 million higher service charges and bank card fees and $0.5 million higher mortgage banking income.

Non-Interest Expense

Non-interest expense totaled $61.0 million, compared to $58.3 million in the prior quarter. Salaries and benefits increased $2.2 million due to payroll tax credits realized in the first quarter 2023. Included in the second quarter were Cambr related acquisition expenses including $0.5 million higher transaction expenses and Cambr intangible amortization of $0.6 million. Partially offsetting these increases was a $0.8 million decrease in data processing expense.

The efficiency ratio totaled 58.9% for the second quarter, compared to 53.2%. The fully taxable equivalent efficiency ratio totaled 56.1% for the second quarter compared to 51.3%, adjusting for other intangible assets amortization.

Income tax expense totaled $8.4 million during the second quarter, compared to $10.1 million in the prior quarter. The decrease in income tax expense was due to a decrease in pre-tax income. The effective tax rate was 20.4% and 20.0% for the second and first quarters, respectively.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio totaled 9.15% at June 30, 2023, and the common equity tier 1 capital ratio totaled 11.08% at June 30, 2023. Shareholders’ equity totaled $1.1 billion at June 30, 2023 increasing $13.6 million, largely due to higher retained earnings partially offset by an increase in accumulated other comprehensive loss.

Common book value per share increased $0.30 to $30.42 at June 30, 2023. Tangible common book value per share decreased $0.81 to $20.95 due to the impact of the Cambr acquisition and a $0.26 per share increase in accumulated other comprehensive loss.

Year-Over-Year Review

(All comparisons refer to the first six months of 2022, except as noted)

Net income increased $34.1 million or 88.1% to $72.8 million, or $1.91 per diluted share, compared to net income of $38.7 million, or $1.27 per diluted share, for the first six months of 2022. The increase over the same period prior year was driven by our organic balance sheet growth, strategic acquisition growth and increases in the Federal Reserve’s interest rates. Fully taxable equivalent pre-provision net revenue increased $45.2 million, or 87.8%, to $96.7 million. The return on average tangible assets was 1.63%, compared to 1.11% in the same period prior year, and the return on average tangible common equity was 19.05%, compared to 10.97%.

The first six months of 2022 included $1.0 million of non-recurring acquisition-related expenses related to our 2022 acquisitions. Adjusting for these expenses in the prior period, net income for the first six months of 2023 increased $33.2 million or 83.6%, and fully taxable equivalent pre-provision net revenue increased $44.0 million, or 83.3%. The adjusted return on average tangible assets was 1.14%, and the adjusted return on average tangible common equity was 11.24% for the first six months of 2022.

Fully taxable equivalent net interest income totaled $187.5 million, an increase of $82.2 million or 78.0%. Average earning assets increased $2.2 billion, or 32.6%, including average originated loan growth of $1.1 billion and average acquired loan growth of $1.6 billion. The fully taxable equivalent net interest margin widened 107 basis points to 4.22%, benefitting from a 203 basis point increase in earning asset yields to 5.35%. Average interest bearing liabilities increased $1.7 billion to $5.6 billion at June 30, 2023, and the cost of funds totaled 1.20%, compared to 0.18% in the same period prior year.

Loans outstanding totaled $7.4 billion, increasing $2.6 billion or 53.9%, and included $1.7 billion of loans acquired through the Rock Canyon Bank and Bank of Jackson Hole acquisitions in the second half of 2022. New loan fundings over the trailing 12 months totaled $1.9 billion, led by commercial loan fundings of $1.0 billion.

The Company recorded $2.6 million of provision expense for credit losses for the first six months of 2023, compared to provision expense of $2.2 million in the same period prior year. The current period’s provision expense was driven by loan growth and higher reserve requirements. Annualized net charge-offs decreased two basis points to 0.02% of average total loans during the first six months of 2023. Non-performing loans to total loans was 0.45%, compared to 0.20% in the same period prior year, and non-performing assets to total loans and OREO was 0.50% at June 30, 2023, compared to 0.31%. The allowance for credit losses totaled 1.25% of total loans, compared to 1.06% at June 30, 2022.

Average total deposits increased $1.6 billion or 25.8% to $7.8 billion, primarily due to higher deposit balances driven by the strategic growth from our recent acquisitions. Average transaction deposits increased $1.5 billion or 27.0%, and average non-interest bearing demand deposits increased $400.1 million or 16.3%. The mix of transaction deposits to total deposits was 87.9%, compared to 87.4% at June 30, 2022, and the mix of non-interest bearing demand deposits to total deposits was 32.4%, compared to 39.6% at June 30, 2022.

Non-interest income totaled $28.5 million, a decrease of $7.3 million or 20.5%, largely driven by $9.7 million of lower mortgage banking income due to lower purchase and refinance activity, as well as competition driving tighter gain on sale margins. Service charges and bank card fees increased a combined $1.9 million compared to the same period prior year. Other non-interest income included $1.2 million of Cambr income, $1.0 million of trust income and $0.7 million from gains on SBA loan sales, all of which are new and diversified sources of fee revenue. Included in other non-interest income during 2023 was $4.4 million in impairments related to venture capital investments classified as non-marketable securities.

Non-interest expense totaled $119.3 million, an increase of $29.6 million, or 33.1%, largely driven by an increase in core operating expenses driven by our 2022 acquisitions. Included in other non-interest expense is $2.8 million higher FDIC deposit insurance expense as a result of our recent acquisitions and an increase in the FDIC assessment rate effective January 2023. Included in the first six months of 2022 were non-recurring acquisition-related expenses of $1.0 million related to our 2022 acquisitions.

Income tax expense totaled $18.4 million, an increase of $10.5 million from the same period last year, driven by higher pre-tax income. The effective tax rate was 20.2% for the first six months of 2023, compared to 17.1%.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Thursday, July 20, 2023. Interested parties may listen to this call by dialing (888) 204-4368 using the participant passcode of 6310514 and asking for the NBHC Q2 2023 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 95 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com. Or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense adjusted for other intangible assets amortization and acquisition-related expenses,” “non-interest expense adjusted for acquisition-related expenses,” “efficiency ratio adjusted for other intangible assets amortization and acquisition-related expenses,” “adjusted net income,” “adjusted earnings per share – diluted,” “net income adjusted for the impact of other intangible assets amortization expense and acquisition-related expenses, after tax,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue adjusted for acquisition-related expenses,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: difficulties in integrating the NBHC, Community Bancorporation, Bancshares of Jackson Hole Incorporated, or Cambr Solutions, LLC businesses or fully realizing cost savings and other benefits; business disruption following the mergers; ability to execute our business strategy (including our digital strategy); business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Total interest and dividend income	$121,069	$113,533	$58,836	$234,602	$108,361
Total interest expense	31,285	18,644	2,819	49,929	5,683
Net interest income	89,784	94,889	56,017	184,673	102,678
Taxable equivalent adjustment	1,442	1,414	1,336	2,857	2,649
Net interest income FTE(1)	91,226	96,303	57,353	187,530	105,327
Provision expense for credit losses	1,700	900	2,504	2,600	2,182
Net interest income after provision for credit losses FTE(1)	89,526	95,403	54,849	184,930	103,145
Non-interest income:
Service charges	4,444	4,101	3,956	8,545	7,666
Bank card fees	5,091	4,637	4,541	9,728	8,664
Mortgage banking income	3,710	3,216	6,948	6,926	16,614
Other non-interest income	578	2,711	1,317	3,289	2,872
Total non-interest income	13,823	14,665	16,762	28,488	35,816
Non-interest expense:
Salaries and benefits	35,215	32,989	28,776	68,204	58,112
Occupancy and equipment	9,126	9,073	6,665	18,199	13,061
Professional fees	3,146	2,590	1,486	5,736	2,300
Data processing	2,959	3,752	2,453	6,711	4,834
Other non-interest expense	8,528	8,525	5,876	17,053	10,735
Other intangible assets amortization	2,007	1,363	296	3,370	592
Total non-interest expense	60,981	58,292	45,552	119,273	89,634

Income before income taxes FTE(1)	42,368	51,776	26,059	94,145	49,327
Taxable equivalent adjustment	1,442	1,414	1,336	2,857	2,649
Income before income taxes	40,926	50,362	24,723	91,288	46,678
Income tax expense	8,369	10,079	4,361	18,448	7,964
Net income	$32,557	$40,283	$20,362	$72,840	$38,714
Earnings per share - basic	$0.86	$1.06	$0.67	$1.92	$1.28
Earnings per share - diluted	0.85	1.06	0.67	1.91	1.27

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
ASSETS
Cash and cash equivalents	$323,832	$369,705	$195,505	$448,375
Investment securities available-for-sale	659,347	695,485	706,289	805,858
Investment securities held-to-maturity	619,400	637,921	651,527	582,650
Non-marketable securities	88,849	120,733	89,049	59,754
Loans	7,414,357	7,345,298	7,220,469	4,817,070
Allowance for credit losses	(92,581)	(90,343)	(89,553)	(50,860)
Loans, net	7,321,776	7,254,955	7,130,916	4,766,210
Loans held for sale	25,172	24,594	22,767	48,816
Other real estate owned	3,458	3,458	3,731	4,992
Premises and equipment, net	147,853	140,417	136,111	103,690
Goodwill	306,043	279,132	279,132	115,027
Intangible assets, net	74,914	58,619	59,887	14,568
Other assets	301,313	332,204	298,329	218,059
Total assets	$9,871,957	$9,917,223	$9,573,243	$7,167,999
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,628,942	$2,920,891	$3,134,716	$2,454,740
Interest bearing demand deposits	1,324,292	1,098,172	913,852	597,000
Savings and money market	3,183,355	2,584,128	2,950,658	2,364,681
Total transaction deposits	7,136,589	6,603,191	6,999,226	5,416,421
Time deposits	984,269	978,489	873,400	777,977
Total deposits	8,120,858	7,581,680	7,872,626	6,194,398
Securities sold under agreements to repurchase	21,422	21,492	20,214	24,396
Long-term debt	54,045	53,968	53,890	39,532
Federal Home Loan Bank advances	385,000	1,000,000	385,000	—
Other liabilities	143,298	126,356	149,311	94,122
Total liabilities	8,724,623	8,783,496	8,481,041	6,352,448
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,158,727	1,160,436	1,159,508	1,014,330
Retained earnings	384,094	361,440	330,721	314,616
Treasury stock	(307,388)	(310,037)	(310,338)	(455,909)
Accumulated other comprehensive loss, net of tax	(88,614)	(78,627)	(88,204)	(58,001)
Total shareholders' equity	1,147,334	1,133,727	1,092,202	815,551
Total liabilities and shareholders' equity	$9,871,957	$9,917,223	$9,573,243	$7,167,999
SHARE DATA
Average basic shares outstanding	37,957,287	37,785,488	37,762,853	30,225,898
Average diluted shares outstanding	38,107,326	38,074,973	38,100,155	30,493,265
Ending shares outstanding	37,719,026	37,641,381	37,608,519	30,075,175
Common book value per share	$30.42	$30.12	$29.04	$27.12
Tangible common book value per share(1) (non-GAAP)	20.95	21.76	20.63	23.45
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	23.30	23.85	22.98	25.38
CAPITAL RATIOS
Average equity to average assets	11.78%	11.63%	11.47%	11.32%
Tangible common equity to tangible assets(1)	8.30%	8.53%	8.38%	9.99%
Tier 1 leverage ratio	9.15%	9.46%	9.29%	10.54%
Common equity tier 1 risk-based capital ratio	11.08%	11.32%	10.54%	13.75%
Tier 1 risk-based capital ratio	11.08%	11.32%	10.54%	13.75%
Total risk-based capital ratio	12.95%	13.17%	12.29%	15.35%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2023		June 30, 2023
			vs. March 31, 2023		vs. June 30, 2022
	June 30, 2023	March 31, 2023	% Change	June 30, 2022	% Change
Originated:
Commercial:
Commercial and industrial	$1,788,714	$1,818,415	(1.6)%	$1,588,241	12.6%
Municipal and non-profit	1,022,414	979,801	4.3%	996,223	2.6%
Owner-occupied commercial real estate	710,508	674,231	5.4%	592,334	20.0%
Food and agribusiness	263,086	270,197	(2.6)%	196,829	33.7%
Total commercial	3,784,722	3,742,644	1.1%	3,373,627	12.2%
Commercial real estate non-owner occupied	1,043,999	979,150	6.6%	620,133	68.4%
Residential real estate	877,907	864,544	1.5%	682,272	28.7%
Consumer	16,979	16,766	1.3%	17,486	(2.9)%
Total originated	5,723,607	5,603,104	2.2%	4,693,518	21.9%

Acquired:
Commercial:
Commercial and industrial	163,139	172,368	(5.4)%	15,056	>100%
Municipal and non-profit	310	316	(1.9)%	330	(6.1)%
Owner-occupied commercial real estate	245,605	248,883	(1.3)%	18,849	>100%
Food and agribusiness	62,918	64,739	(2.8)%	2,849	>100%
Total commercial	471,972	486,306	(2.9)%	37,084	>100%
Commercial real estate non-owner occupied	847,946	845,374	0.3%	42,771	>100%
Residential real estate	367,998	407,254	(9.6)%	43,486	>100%
Consumer	2,834	3,260	(13.1)%	211	>100%
Total acquired	1,690,750	1,742,194	(3.0)%	123,552	>100%
Total loans	$7,414,357	$7,345,298	0.9%	$4,817,070	53.9%

Loan Fundings(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2023	2023	2022	2022	2022
Commercial:
Commercial and industrial	$111,717	$107,013	$177,693	$201,106	$152,550
Municipal and non-profit	39,331	22,526	20,393	20,845	81,428
Owner occupied commercial real estate	62,649	33,912	40,912	65,125	78,905
Food and agribusiness	6,017	(6,564)	28,518	76,293	(4,186)
Total commercial	219,714	156,887	267,516	363,369	308,697
Commercial real estate non-owner occupied	99,984	185,875	133,271	166,739	88,612
Residential real estate	40,814	49,406	95,067	99,951	93,220
Consumer	1,777	1,717	1,396	1,505	1,989
Total	$362,289	$393,885	$497,250	$631,564	$492,518

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $13,766, ($7,096), $96,903, $124,834 and $21,762 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,649,623	$86,547	6.14%	$5,514,704	$79,167	5.82%	$4,594,799	$47,787	4.17%
Acquired loans	1,712,118	26,388	6.18%	1,771,224	27,023	6.19%	128,107	4,403	13.79%
Loans held for sale	26,572	460	6.94%	21,753	346	6.45%	78,574	881	4.50%
Investment securities available-for-sale	786,643	3,883	1.97%	810,257	3,989	1.97%	898,928	3,808	1.69%
Investment securities held-to-maturity	630,547	2,808	1.78%	646,646	2,871	1.78%	559,712	2,067	1.48%
Other securities	49,093	914	7.45%	51,366	898	6.99%	14,591	211	5.78%
Interest earning deposits	144,391	1,511	4.20%	86,790	653	3.05%	527,589	1,015	0.77%
Total interest earning assets FTE(2)	$8,998,987	$122,511	5.46%	$8,902,740	$114,947	5.24%	$6,802,300	$60,172	3.55%
Cash and due from banks	$109,948			$118,607			$75,616
Other assets	746,864			687,940			402,529
Allowance for credit losses	(90,636)			(89,831)			(49,126)
Total assets	$9,765,163			$9,619,456			$7,231,319
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,282,972	$20,100	1.88%	$3,766,203	$7,759	0.84%	$2,992,986	$1,494	0.20%
Time deposits	981,201	5,043	2.06%	922,521	3,290	1.45%	790,998	991	0.50%
Securities sold under agreements to repurchase	20,264	5	0.10%	20,045	6	0.12%	21,761	6	0.11%
Long-term debt	53,997	518	3.85%	53,918	518	3.90%	39,516	328	3.33%
Federal Home Loan Bank advances	435,713	5,619	5.17%	597,833	7,071	4.80%	—	—	0.00%
Total interest bearing liabilities	$5,774,147	$31,285	2.17%	$5,360,520	$18,644	1.41%	$3,845,261	$2,819	0.29%
Demand deposits	$2,701,306			$3,004,643			$2,469,729
Other liabilities	138,936			135,175			96,715
Total liabilities	8,614,389			8,500,338			6,411,705
Shareholders' equity	1,150,774			1,119,118			819,614
Total liabilities and shareholders' equity	$9,765,163			$9,619,456			$7,231,319
Net interest income FTE(2)		$91,226			$96,303			$57,353
Interest rate spread FTE(2)			3.29%			3.83%			3.26%
Net interest earning assets	$3,224,840			$3,542,220			$2,957,039
Net interest margin FTE(2)			4.07%			4.39%			3.38%
Average transaction deposits	$6,984,278			$6,770,846			$5,462,715
Average total deposits	7,965,479			7,693,367			6,253,713
Ratio of average interest earning assets to average interest bearing liabilities	155.85%			166.08%			176.90%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,442, $1,414 and $1,336 for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2023			For the six months ended June 30, 2022
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,582,536	$165,715	5.99%	$4,479,002	$89,872	4.05%
Acquired loans	1,741,508	53,411	6.18%	137,819	6,971	10.20%
Loans held for sale	24,176	806	6.72%	86,065	1,637	3.84%
Investment securities available-for-sale	798,385	7,872	1.97%	825,694	6,657	1.61%
Investment securities held-to-maturity	638,552	5,679	1.78%	574,688	4,079	1.42%
Other securities	50,223	1,812	7.22%	14,590	420	5.76%
Interest earning deposits	115,750	2,164	3.77%	634,818	1,374	0.44%
Total interest earning assets FTE(2)	$8,951,130	$237,459	5.35%	$6,752,676	$111,010	3.32%
Cash and due from banks	$114,254			$77,489
Other assets	717,563			422,205
Allowance for credit losses	(90,235)			(49,354)
Total assets	$9,692,712			$7,203,016
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,026,015	$27,859	1.40%	$2,964,729	$2,931	0.20%
Time deposits	952,023	8,333	1.77%	806,321	2,085	0.52%
Securities sold under agreements to repurchase	20,155	11	0.11%	22,263	13	0.12%
Long-term debt	53,958	1,036	3.87%	39,503	654	3.34%
Federal Home Loan Bank advances	516,326	12,690	4.96%	—	—	0.00%
Total interest bearing liabilities	$5,568,477	$49,929	1.81%	$3,832,816	$5,683	0.30%
Demand deposits	$2,852,137			$2,452,062
Other liabilities	137,065			87,422
Total liabilities	8,557,679			6,372,300
Shareholders' equity	1,135,033			830,716
Total liabilities and shareholders' equity	$9,692,712			$7,203,016
Net interest income FTE(2)		$187,530			$105,327
Interest rate spread FTE(2)			3.54%			3.02%
Net interest earning assets	$3,382,653			$2,919,860
Net interest margin FTE(2)			4.22%			3.15%
Average transaction deposits	$6,878,152			$5,416,791
Average total deposits	7,830,175			6,223,112
Ratio of average interest earning assets to average interest bearing liabilities	160.75%			176.18%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,857 and $2,649 for the six months ended June 30, 2023 and June 30, 2022, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	June 30, 2023	March 31, 2023	June 30, 2022
Beginning allowance for credit losses	$90,343	$89,553	$48,810
Charge-offs	(354)	(325)	(451)
Recoveries	42	65	115
Provision expense for credit losses	2,550	1,050	2,386
Ending allowance for credit losses ("ACL")	$92,581	$90,343	$50,860
Ratio of annualized net charge-offs to average total loans during the period	0.02%	0.01%	0.03%
Ratio of ACL to total loans outstanding at period end	1.25%	1.23%	1.06%
Ratio of ACL to total non-performing loans at period end	276.25%	946.40%	515.72%
Total loans	$7,414,357	$7,345,298	$4,817,070
Average total loans during the period	7,338,585	7,257,639	4,711,416
Total non-performing loans	33,514	9,546	9,862

Past Due and Non-accrual Loans

	June 30, 2023	March 31, 2023	June 30, 2022
Loans 30-89 days past due and still accruing interest	$7,261	$2,308	$1,781
Loans 90 days past due and still accruing interest	246	185	194
Non-accrual loans	33,514	9,546	9,862
Total past due and non-accrual loans	$41,021	$12,039	$11,837
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.46%	0.13%	0.21%

Asset Quality Data

	June 30, 2023	March 31, 2023	June 30, 2022
Non-performing loans	$33,514	$9,546	$9,862
OREO	3,458	3,458	4,992
Total non-performing assets	$36,972	$13,004	$14,854
Accruing modified loans	$18,906	$4,154	$7,208
Total non-performing loans to total loans	0.45%	0.13%	0.20%
Total non-performing assets to total loans and OREO	0.50%	0.18%	0.31%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Return on average assets	1.34%	1.70%	1.13%	1.52%	1.08%
Return on average tangible assets(2)	1.45%	1.80%	1.16%	1.63%	1.11%
Return on average tangible assets, adjusted(2)	1.45%	1.80%	1.20%	1.63%	1.14%
Return on average equity	11.35%	14.60%	9.96%	12.94%	9.40%
Return on average tangible common equity(2)	17.24%	20.86%	11.64%	19.05%	10.97%
Return on average tangible common equity, adjusted(2)	17.24%	20.86%	12.08%	19.05%	11.24%
Loan to deposit ratio (end of period)	91.30%	96.88%	77.76%	91.30%	77.76%
Non-interest bearing deposits to total deposits (end of period)	32.37%	38.53%	39.63%	32.37%	39.63%
Net interest margin(3)	4.00%	4.32%	3.30%	4.16%	3.07%
Net interest margin FTE(2)(3)	4.07%	4.39%	3.38%	4.22%	3.15%
Interest rate spread FTE(2)(4)	3.29%	3.83%	3.26%	3.54%	3.02%
Yield on earning assets(5)	5.40%	5.17%	3.47%	5.29%	3.24%
Yield on earning assets FTE(2)(5)	5.46%	5.24%	3.55%	5.35%	3.32%
Cost of interest bearing liabilities	2.17%	1.41%	0.29%	1.81%	0.30%
Cost of deposits	1.27%	0.58%	0.16%	0.93%	0.16%
Non-interest income to total revenue FTE(2)	13.16%	13.22%	22.62%	13.19%	25.38%
Non-interest expense to average assets	2.50%	2.46%	2.53%	2.48%	2.51%
Efficiency ratio	58.86%	53.21%	62.59%	55.95%	64.72%
Efficiency ratio excluding other intangible assets amortization FTE(2)	56.14%	51.30%	59.70%	53.65%	62.19%
Pre-provision net revenue	$42,626	$51,262	$27,227	$93,888	$48,860
Pre-provision net revenue FTE(2)	44,068	52,676	28,563	96,745	51,509
Pre-provision net revenue FTE, adjusted(2)	44,068	52,676	29,569	96,745	52,769

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.45%	0.13%	0.20%	0.45%	0.20%
Non-performing assets to total loans and OREO	0.50%	0.18%	0.31%	0.50%	0.31%
Allowance for credit losses to total loans	1.25%	1.23%	1.06%	1.25%	1.06%
Allowance for credit losses to non-performing loans	276.25%	946.40%	515.72%	276.25%	515.72%
Net charge-offs to average loans	0.02%	0.01%	0.03%	0.02%	0.04%

(1)	Quarterly ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Total shareholders' equity	$1,147,334	$1,133,727	$1,092,202	$815,551
Less: goodwill and other intangible assets, net	(368,732)	(325,828)	(327,191)	(120,800)
Add: deferred tax liability related to goodwill	11,544	11,212	10,984	10,527
Tangible common equity (non-GAAP)	$790,146	$819,111	$775,995	$705,278

Total assets	$9,871,957	$9,917,223	$9,573,243	$7,167,999
Less: goodwill and other intangible assets, net	(368,732)	(325,828)	(327,191)	(120,800)
Add: deferred tax liability related to goodwill	11,544	11,212	10,984	10,527
Tangible assets (non-GAAP)	$9,514,769	$9,602,607	$9,257,036	$7,057,726

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.62%	11.43%	11.41%	11.38%
Less: impact of goodwill and other intangible assets, net	(3.32)%	(2.90)%	(3.03)%	(1.39)%
Tangible common equity to tangible assets (non-GAAP)	8.30%	8.53%	8.38%	9.99%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$790,146	$819,111	$775,995	$705,278
Divided by: ending shares outstanding	37,719,026	37,641,381	37,608,519	30,075,175
Tangible common book value per share (non-GAAP)	$20.95	$21.76	$20.63	$23.45

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$790,146	$819,111	$775,995	$705,278
Accumulated other comprehensive loss, net of tax	88,614	78,627	88,204	58,001
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	878,760	897,738	864,199	763,279
Divided by: ending shares outstanding	37,719,026	37,641,381	37,608,519	30,075,175
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$23.30	$23.85	$22.98	$25.38

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net income	$32,557	$40,283	$20,362	$72,840	$38,714
Add: impact of other intangible assets amortization expense, after tax	1,546	1,049	227	2,596	455
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$34,103	$41,332	$20,589	$75,436	$39,169

Net income excluding the impact of other intangible assets amortization expense, after tax	$34,103	$41,332	$20,589	$75,436	$39,169
Add: acquisition-related adjustments, after tax (non-GAAP)(1)	—	—	773	—	968
Net income adjusted for the impact of other intangible assets amortization expense and acquisition-related expenses, after tax (non-GAAP)(1)	$34,103	$41,332	$21,362	$75,436	$40,137

Average assets	$9,765,163	$9,619,456	$7,231,319	$9,692,712	$7,203,016
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(357,446)	(315,493)	(110,446)	(336,420)	(110,594)
Average tangible assets (non-GAAP)	$9,407,717	$9,303,963	$7,120,873	$9,356,292	$7,092,422

Average shareholders' equity	$1,150,774	$1,119,118	$819,614	$1,135,033	$830,716
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(357,446)	(315,493)	(110,446)	(336,420)	(110,594)
Average tangible common equity (non-GAAP)	$793,328	$803,625	$709,168	$798,613	$720,122

Return on average assets	1.34%	1.70%	1.13%	1.52%	1.08%
Return on average tangible assets (non-GAAP)	1.45%	1.80%	1.16%	1.63%	1.11%
Adjusted return on average tangible assets (non-GAAP)	1.45%	1.80%	1.20%	1.63%	1.14%
Return on average equity	11.35%	14.60%	9.96%	12.94%	9.40%
Return on average tangible common equity (non-GAAP)	17.24%	20.86%	11.64%	19.05%	10.97%
Adjusted return on average tangible common equity (non-GAAP)	17.24%	20.86%	12.08%	19.05%	11.24%

(1) Acquisition-related adjustments:
Non-interest expense adjustments:
Acquisition-related expenses (non-GAAP)	$—	$—	$1,006	$—	$1,260
Tax expense impact	—	—	(233)	—	(292)
Acquisition-related adjustments, after tax (non-GAAP)	$—	$—	$773	$—	$968

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Interest income	$121,069	$113,533	$58,836	$234,602	$108,361
Add: impact of taxable equivalent adjustment	1,442	1,414	1,336	2,857	2,649
Interest income FTE (non-GAAP)	$122,511	$114,947	$60,172	$237,459	$111,010

Net interest income	$89,784	$94,889	$56,017	$184,673	$102,678
Add: impact of taxable equivalent adjustment	1,442	1,414	1,336	2,857	2,649
Net interest income FTE (non-GAAP)	$91,226	$96,303	$57,353	$187,530	$105,327

Average earning assets	$8,998,987	$8,902,740	$6,802,300	$8,951,130	$6,752,676
Yield on earning assets	5.40%	5.17%	3.47%	5.29%	3.24%
Yield on earning assets FTE (non-GAAP)	5.46%	5.24%	3.55%	5.35%	3.32%
Net interest margin	4.00%	4.32%	3.30%	4.16%	3.07%
Net interest margin FTE (non-GAAP)	4.07%	4.39%	3.38%	4.22%	3.15%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net interest income	$89,784	$94,889	$56,017	$184,673	$102,678
Add: impact of taxable equivalent adjustment	1,442	1,414	1,336	2,857	2,649
Net interest income FTE (non-GAAP)	$91,226	$96,303	$57,353	$187,530	$105,327

Non-interest income	$13,823	$14,665	$16,762	$28,488	$35,816

Non-interest expense	$60,981	$58,292	$45,552	$119,273	$89,634
Less: other intangible assets amortization	(2,007)	(1,363)	(296)	(3,370)	(592)
Less: acquisition-related expenses (non-GAAP)	—	—	(1,006)	—	(1,260)
Non-interest expense adjusted for other intangible assets amortization and acquisition-related expenses (non-GAAP)	$58,974	$56,929	$44,250	$115,903	$87,782

Non-interest expense	$60,981	$58,292	$45,552	$119,273	$89,634
Less: acquisition-related expenses (non-GAAP)	—	—	(1,006)	—	(1,260)
Non-interest expense, adjusted for acquisition-related expenses (non-GAAP)	$60,981	$58,292	$44,546	$119,273	$88,374

Efficiency ratio	58.86%	53.21%	62.59%	55.95%	64.72%
Efficiency ratio excluding other intangible assets amortization and acquisition-related expenses FTE (non-GAAP)	56.14%	51.30%	59.70%	53.65%	62.19%

Pre-provision net revenue (non-GAAP)	$42,626	$51,262	$27,227	$93,888	$48,860
Pre-provision net revenue, FTE (non-GAAP)	44,068	52,676	28,563	96,745	51,509
Pre-provision net revenue FTE, adjusted for acquisition-related expenses (non-GAAP)	44,068	52,676	29,569	96,745	52,769

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Adjustments to net income:
Net income	$32,557	$40,283	$20,362	$72,840	$38,714
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	—	773	—	968
Adjusted net income (non-GAAP)	$32,557	$40,283	$21,135	$72,840	$39,682

Adjustments to earnings per share:
Earnings per share diluted	$0.85	$1.06	$0.67	$1.91	$1.27
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	—	0.02	—	0.03
Adjusted earnings per share - diluted (non-GAAP)(1)	$0.85	$1.06	$0.69	$1.91	$1.30